Exhibit 99.1

Tianjin Tiens Life Resources Co., Ltd.

Financial Statements as of and for the Years Ended December 31, 2007 and 2006

Report of Independent Auditors

Board of Directors and Stockholders
Tianjin Tiens Life Resources Co., Ltd.

We have audited the accompanying balance sheets of Tianjin Tiens Life Resources Co., Ltd. as of December 31, 2007 and 2006, and the related statements of operations and comprehensive income, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tianjin Tiens Life Resources Co., Ltd. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GROBSTEIN, HORWATH & COMPANY LLP

Sherman Oaks, California

May 5, 2008

Tianjin Tiens Life-Resources Co., Ltd.

BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND DECEMBER 31, 2006

	December 31,	December 31,
	2007	2006
A S S E T S
CURRENT ASSETS:
Cash in bank	$5,402,903	$944,475
Deposits	175,854	2,435,800
Other receivables - related parties	2,075,759	2,416,570
Advances	1,565	30,006
Total current assets	7,656,081	5,826,851

PROPERTY, PLANT AND EQUIPMENT, net	37,088	28,548

OTHER ASSETS:
Construction in progress	37,504,967	4,321,419
Construction deposits	1,089,216	-
Land use rights, net	6,643,795	6,358,648
Total other assets	45,237,978	10,680,067

Total assets	$52,931,147	$16,535,466

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y

CURRENT LIABILITIES:
Contractor deposits	$595,128	$219,248
Other payables	7,820,285	2,024,988
Other payables - related parties	1,259,528	833,300
Total current liabilities	9,674,941	3,077,536

NON-CURRENT LIABILITIES:
Deferred income	4,895,049	4,590,004
Total non-current liabilities	4,895,049	4,590,004

Total liabilities	14,569,990	7,667,540

SHAREHOLDERS' EQUITY:
Registered share capital	30,000,000	9,000,100
Common stock subscribed	7,500,000	-
Accumulated deficit	(1,118,541)	(461,490)
Accumulated other comprehensive income	1,979,698	329,316
Total shareholders' equity	38,361,157	8,867,926
Total liabilities and shareholders' equity	$52,931,147	$16,535,466

The accompanying notes are an integral part of these financial statements.

Tianjin Tiens Life-Resources Co., Ltd.

STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Year ended December 31
	2007	2006
REVENUE	$-	$-

COST OF SALES	-	-

GROSS PROFIT	-	-

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	614,754	273,106

LOSS FROM OPERATIONS	(614,754)	(273,106)

OTHER INCOME (EXPENSE)
Interest income	19,602	10,336
Other expense, net	(61,899)	(27,431)
	(42,297)	(17,095)

NET LOSS	(657,051)	(290,201)

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	1,650,382	213,525

COMPREHENSIVE INCOME LOSS	$993,331	$(76,676)

The accompanying notes are an integral part of these financial statements.

Tianjin Tiens Life-Resources Co., Ltd.

STATEMENTS OF SHAREHOLDERS' EQUITY

				Accumulated
				other
	Registered	Common	Accumulated	comprehensive
	share capital	stock subscribed	deficit	income (loss)	Totals
BALANCE, December 31, 2005,	$4,500,000	$-	$(171,289)	$115,791	$4,444,502

Registered share capital	4,500,100	-	-	-	4,500,100
Net loss	-	-	(290,201)	-	(290,201)
Foreign currency translation gain	-	-	-	213,525	213,525

BALANCE, December 31, 2006,	9,000,100	-	(461,490)	329,316	8,867,926

Registered share capital	20,999,900	-	-	-	20,999,900
Common stock subscribed	-	7,500,000	-	-	7,500,000
Net loss	-	-	(657,051)	-	(657,051)
Foreign currency translation gain	-	-	-	1,650,382	1,650,382

BALANCE, December 31, 2007	$30,000,000	$7,500,000	$(1,118,541)	$1,979,698	$38,361,157

The accompanying notes are an integral part of these financial statements.

Tianjin Tiens Life-Resources Co., Ltd.

 STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(657,051)	$(290,201)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation	6,693	1,780
Amortization	131,972	78,227
(Increase) decrease in assets:
Deposits	2,325,463	-
Advances	29,224	(28,135)
Net cash provided used in by operating activities	1,836,301	(238,329)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans to related parties, net	493,941	(2,366,995)
Acquisition of land use rights	-	(3,200,321)
Construction deposits	(1,045,877)	-
Contractor deposits	346,934	214,750
Addition to construction in progress	(25,196,562)	(2,201,296)
Purchase of fixed assets	(25,550)	(29,742)
Net cash (used in) investing activities	(25,427,114)	(7,583,604)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	20,999,900	4,500,100
Loans from related parties, net	(599,291)	816,205
Deferred income	-	2,314,324
Common stock subscription	7,500,000	-
Net cash provided by financing activities	27,900,609	7,630,629

EFFECT OF EXCHANGE RATE CHANGES ON CASH	148,632	8,972

INCREASE IN CASH	4,458,428	(182,332)

CASH, beginning of year	944,475	1,126,807

CASH, end of year	$5,402,903	$944,475

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for income taxes	$-	$-

Cash paid for interest expense	$-	$-

The accompanying notes are an integral part of these financial statements.

TIANJIN TIENS LIFE RESOURCES CO., LTD

NOTES TO FINANCIAL STATEMENTS

Note 1 - Background

Tianjin Tiens Life Resources Co., Ltd. (the “Company”) was incorporated on April 29, 2005 as a Foreign Investment Enterprise (“FIE”) in Wuqing, Tianjin, Peoples’ Republic of China (“PRC”). The Company is currently constructing a research and development center, manufacturing and logistic facilities, as well as administrative offices. Construction on the project began in July 2006.

The Company was originally 100% owned by Tianshi International Investment Group Co., Ltd. (“Tianshi Investment”), a British Virgin Islands company, and had a registered share capital of $30,000,000. Tianshi Investment is controlled by Mr. Jinyuan Li, the Chairman, CEO and President of Tiens Biotech Group (USA), Inc. (“Tiens Biotech”), a Delaware corporation. Mr. Jinyuan Li owns 92.5% of the shares of Tiens Biotech. Tiens Biotech owns 100% of the shares of its subsidiary, Tianshi International Holdings Group Co., Ltd., (“Tianshi Holdings”), a British Virgin Islands company. Tianshi Holdings owns 80% of the shares of Tianjin Tianshi Biological Development Co., Ltd (“Biological”), a wholly foreign-owned enterprise formed under the laws of the People’s Republic of China (the "PRC").

On December 20, 2007, Tianshi Investment entered into a Sale and Purchase Agreement with Tianshi Holdings. Pursuant to the Sale and Purchase Agreement, Tianshi Holdings agreed to buy all of the registered shares of the Company for $64.2 million. The closing of the transaction was subject to government approval of transfer of the share capital of the Company to Tianshi Holdings, which as of December 31, 2007, had not been received. (See Note 10)

Note 2 – Summary of significant accounting policies

Basis of presentation

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Foreign currency translation

The reporting currency of the Company is the US dollar. The statutory financial statements of the company are stated in its local currency, Renminbi (RMB), as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People's Bank of China at the end of each reporting period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of income and other comprehensive income.

TIANJIN TIENS LIFE RESOURCES CO., LTD

NOTES TO FINANCIAL STATEMENTS

Asset and liability accounts at December 31, 2007 were translated at RMB 7.31 RMB to US $1.00 compared to RMB 7.80 to US $1.00 at December 31, 2006. Equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the year ended December 31, 2007 and 2006 were RMB7.62, and RMB7.96, respectively. Cash flows are also translated at average translation rates for the period. Therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. These amounts are not material to the financial statements.

Fair value of financial instruments

The Company's financial instruments consist primarily of cash, other receivables and debt instruments. The carrying amounts of the Company's financial instruments generally approximate their fair values at December 31, 2007 and December 31, 2006.

Cash

Cash includes cash on hand and demand deposits in accounts maintained with banks which are not are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Deposits

Deposits are paid to the local government agencies for the warranty of regulation compliance during the construction progress. These deposits will be repaid when the construction is completed and there has been no breach of regulations. The Company has not violated any regulations in the past and believes it will receive the deposits back in the future.

Other receivables - related parties

Other receivables – related parties mainly consists of amounts due from Tianjin Xiongshi Construction and Decoration Co., Ltd (“Xiongshi Construction”), a related party construction company. As the RMB has been increasing in value against the dollar over the past several years, beginning in 2007 the Company exchanged cash held in dollars into RMB through Xiongshi Construction (see Note 9). No allowance was accounted for other receivables - related parties at December 31, 2007 and 2006, respectively.

Construction deposits

Construction deposits represent advances paid by the Company to contractors for construction in progress.

TIANJIN TIENS LIFE RESOURCES CO., LTD

NOTES TO FINANCIAL STATEMENTS

Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of the assets are as follows:

Estimated Useful Life
Buildings and improvements	20 years
Equipment	10 years
Computer equipment and software	5 years
Office equipment	5 years
Vehicles	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statements of income. Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to buildings and equipment are capitalized.

Construction in progress

Construction in progress represents the costs incurred in connection with the construction of buildings or new additions to the Company's plant facilities. No depreciation is provided for construction in progress until such time as construction is completed and the assets are ready for their intended use.

Impairment of long-lived assets

Long-lived assets, including intangible assets, of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of depreciation and amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Land use rights

The costs are being amortized over fifty years from the day the Company acquired the land use rights using the straight-line method.

Deferred income

Deferred income consists of two government grants. On August 2, 2005 and November 20, 2006, the Company received two government grants related to land use rights of RMB 35,803,461 (or US $4,895,049). The grants are treated as deferred income and will be amortized over the life of the buildings on the land.

TIANJIN TIENS LIFE RESOURCES CO., LTD

NOTES TO FINANCIAL STATEMENTS

Income taxes

The Company has adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN No. 48”). FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

According to FIN No. 48, the evaluation of a tax position is a two-step process. The first step is recognition: the enterprise determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation process, based on the technical merits of the position. The second step is measurement: a tax position that meets the more-likely than not recognition threshold is measured to determine the amount of benefit to recognize in the financial statement. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.

The Company has not been subjected to income tax examinations by taxing authorities for the years ended December 31, 2007 and 2006. During the years ended December 31, 2007 and 2006, the Company did not incur any interest and penalties.

Recently issued accounting pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurement" ("SFAS 157"), which provides enhanced guidance for using fair value to measure assets and liabilities. This standard also responds to investors' requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value.

The standard does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 12, 2007, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating whether the adoption of SFAS 157 will have a material effect on its results of operations and financial condition.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" (“SFAS 159”). SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective of SFAS 159 is to provide opportunities to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently, without having to apply hedge accounting provisions. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 will be effective in the first quarter of fiscal 2009. The Company is evaluating the impact that this statement will have on its financial statements.

TIANJIN TIENS LIFE RESOURCES CO., LTD

NOTES TO FINANCIAL STATEMENTS

In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combination" (“SFAS 141R”). SFAS 141R establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets, the liabilities and any non-controlling interest in the acquiree, and the goodwill acquired in business combination or a gain from a bargain purchase. It also determines what information to disclose. The objective of SFAS 141R is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. SFAS 141R will be effective in the first quarter of fiscal 2009. The Company is evaluating the impact that this statement will have on its financial statements.

In December 2007, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements- and amendment of ABB No. 51" (“SFAS 160”). SFAS 160 provide a guide on how to report non-controlling interest in consolidated financial statement. The objective of SFAS 160 is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements. SFAS 160 will be effective in the first quarter of fiscal 2009. The Company is evaluating the impact that this statement will have on its financial statements.

Note 3 – Advances

Advances represent cash advances to various persons working on the Company’s construction project. These cash advances represent monies advanced to certain persons to pay for various expenses and purchases related to the Company's daily operations. Advances amounted to $1,565 and $30,006 as of December 31, 2007 and December 31, 2006, respectively.

Note 4 – Property, plant and equipment, net

Property, plant and equipment consists of the following:

	December 31,	December 31,
	2007	2006
Office equipment	$8,053	$10,968
Computer equipment and software	34,016	19,397
Total	42,069	30,365
Less: accumulated depreciation	(4,981)	(1,817)
Property, plant and equipment, net	$37,088	$28,548

Depreciation expense for the years ended December 31, 2007 and December 31, 2006 amounted to $6,693 and $1,780 respectively.

Note 5 - Land use rights

All of the land located in the PRC is owned by the government and cannot be sold to any individual or company. However, the government grants "land use rights." The Company acquired two land use rights for fifty years from the PRC government on August 2, 2005 and November 20, 2006 for RMB 50,263,717 (or US $6,872,055) in total. Land use rights and their net carrying values at December 31, 2007 and 2006 are as follows:

TIANJIN TIENS LIFE RESOURCES CO., LTD

NOTES TO FINANCIAL STATEMENTS

	December 31,	December 31,
	2007	2006
Land use rights	$6,872,055	$6,443,808
Less accumulated amortization	(228,260)	(85,160)
Land use rights, net	$6,643,795	$6,358,648

Amortization expense for the years ended December 31, 2007 and 2006 amounted to $131,972 and $78,227 respectively.

The estimated amortization expenses for the next five years are as follows:

Land use rights, net-opening balance	Estimated amortization expense for years ended December 31	Amount	Land use rights, net- ending balance
$6,643,795	2008	$137,441	$6,506,354
$6,506,354	2009	$137,441	$6,368,913
$6,368,913	2010	$137,441	$6,231,472
$6,231,472	2011	$137,441	$6,094,031
$6,094,031	2012	$137,441	$5,956,589

Note 6 – Contractor deposits

Contractor deposits represents deposits made by contractors to guarantee that they will commit to their bid documents during the bid process. The deposits will be repaid to those contractors after the bidding.

Note 7 — Other payables – related parties

Other payables - related parties consists of amounts due to Biological in December 31, 2007 and amounts due in 2006 to Tianjin Tianshi Life Science Co., Ltd. (“Life Science”), respectively.

Transactions with Biological

In June 2007, Biological signed four agreements with equipment suppliers in Europe and Australia, pursuant to which Biological agreed to purchase four production lines for use at its headquarters in Tianjin, China. At that time Biological paid $988,832, one-third of the total consideration, to those equipment suppliers, but did not have any available duty-free import quota. However, Life Resources did have available duty-free import quota. Therefore, on August 16, 2007, Biological, the Company and the equipment suppliers entered into a new agreement. In this new agreement, the Company agreed: (i) to replace Biological as the purchaser of the equipment, (ii) to pay $988,832 to Biological, and (iii) to pay the remaining balance of the consideration to the equipment suppliers. As of December 31, 2007, the Company had paid the consideration due to the equipment suppliers and received the equipment, and the amount of $988,832 due to Biological had not been paid.

TIANJIN TIENS LIFE RESOURCES CO., LTD

NOTES TO FINANCIAL STATEMENTS

As the Company is still in the construction process and all of the construction is outsourced to third party contractors, the Company currently has no employees. All of the administrative work relating to the construction has been performed by employees of the construction department of Biological. In December 2007, Biological charged the Company $262,817 for this administrative work. At December 31, 2007 and 2006, amounts due to Biological were $1,259,528 and $0, respectively.

Transactions with Engineering

During the year 2007, the Company made a series of interest free loans to Engineering. These loans were repaid to the Company in 2007.

Note 8 - Income taxes

The Company is a Foreign-Investment Enterprise incorporated in the PRC. Pursuant to the income tax laws of the PRC Foreign Investment Enterprises generally are subject to income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income as reported in their statutory financial statements, unless the enterprise is located in specially-designated regions or cities for which more favorable effective rates apply.

The Company is located in a Special Economic Zone and is subject to the special reduced income tax rate of 15%. Pursuant to the approval of the relevant PRC tax authorities, the Company is fully exempt from PRC income taxes for two years starting from January 1, 2008, followed by a 7.5% reduced tax rate for the next three years. As of December 31, 2007, the Company’s operations had not yet begun.

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs. The two year tax exemption and three year 50% tax reduction for the Company will be continued.

VAT Added Tax

Enterprises or individuals who sell products, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax in accordance with Chinese laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in production of the Company's finished products can be used to offset the VAT due on sales of the finished goods. According to the current tax law of the PRC, manufacturing enterprises do not need to pay VAT on sales of goods exported overseas, and the corresponding VAT on purchases will not be offset.

TIANJIN TIENS LIFE RESOURCES CO., LTD

NOTES TO FINANCIAL STATEMENTS

Note 9 – Other related party transactions

Transactions with Tianshi Investment

On December 20, 2007, Tianshi Investment signed a Sale and Purchase Agreement with Tianshi Holdings. Tianshi Investment agreed to sell 100% of its shares in the Company to Tianshi Holdings for $64.2 million. Pursuant to the Sale and Purchase Agreement, Tianshi Holdings advanced a deposit of $64.2 to Tianshi Investment on December 20, 2007. The approval by the Chinese government of the transfer of the shares of the Company was a condition precedent to the closing of the Sale and Purchase Agreement, and such approval had not been received as of December 31, 2007.

On December 21, 2007 Tianshi Investment, Tianshi Holdings and the Company entered into a Loan Agreement pursuant to which Tianshi Investment loaned $7.5 million to the Company without interest. Tianshi Holdings has agreed to pay back the $7.5 million to Tianshi Investment within 5 days of the date of the government approval of the transfer of the shares of the Company to Tianshi Holdings. However, if the government does not approve the transfer, then Tianshi Holdings has no obligation to repay the loan, and Tiens Investment agrees that the Company can re-characterize the loan from the Common stock subscribed to registered Capital in the Company. The increase of Registered Capital also needs to be approved by Chinese government. As of the date, such approval had not been received.

At December 31, 2007 and 2006, amounts due to Tianshi Investment were $0 and $0, respectively.

Transactions with Xiongshi Construction

As the RMB has been increasing in value against the dollar over the past several years, beginning in 2007 the Company exchanged cash held in dollars into RMB through Xiongshi Construction, a related party construction company. For the years ended December 31, 2007 and 2006, the amount transferred to Xiongshi and changed to RMB were $21,028,671 and $0 respectively.

At December 31, 2007 and 2006, amounts due from Xiongshi Construction were $2,062,763 and $256,400, respectively.

Transactions with Tianshi Group

During the years 2006 and 2007, the Company entered into several interest-free loans to and from Tianshi Group. These loans were repaid in 2007.

In addition, when the Company moved to its new office site, it disposed of several office facilities to Tianshi Group at the net carrying value of $12,996. Such amount was included in other receivables – related parties. At December 31, 2007 and 2006, amounts due from Tianshi Group were $2,160,170 and $12,996 respectively. I believe that the 2007 balance was offset against the same amount due to Life Science.

TIANJIN TIENS LIFE RESOURCES CO., LTD

NOTES TO FINANCIAL STATEMENTS

Transactions with Life Science

During the years 2006 and 2007, the Company entered into several interest-free loans to and from Life Science. These loans were repaid in 2007.

At December 31, 2007 and 2006, amounts due to Life Science were $0 and $833,300, respectively.

Note 10 – Subsequent Events

On January 14, 2008, Tianshi Holdings entered into a Loan Agreement with Tianshi Investment pursuant to which it loaned Tianshi Investment $4,100,000. Tianshi Investment was required to use the money to increase the registered capital of the Company. There was no interest on the loan, and the term of the loan was until March 31, 2008; provided however that if the Sale and Purchase Agreement closed prior to March 31, 2008, the loan was to be cancelled and become an investment in the registered capital of the Company.

On January 21, Tianshi Investment and the Company entered into a Loan Agreement pursuant to which Tianshi Investment agreed to provide $6,500,000 interest free loan to the Company. The term of the loan was until June 30, 2008.

On March 13, 2008, the Chinese government approved the transfer of the shares of the Company to Tianshi Holdings, and the increase in the registered capital of the Company from $30,000,000 to $50,000,000 as well. The $4,100,000 loan to Tianshi Investment was cancelled by Tianshi Holdings and became part of the registered capital of the Company.